UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

HARVARD ILLINOIS BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53935 (Commission File Number)	27-2238553 (I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard, Illinois 60033

 (Address of principal executive offices)

(815) 943-5261

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 31, 2014, Harvard Illinois Bancorp, Inc. (the “Company”) announced its financial results at and for the three and six months ended June 30, 2014. The press release announcing the Company’s financial results is furnished as Exhibit 99.1 and is incorporated herein by reference. The press release shall not be deemed to be “filed” for any purpose.

Item 8.01	Other Items

Also on July 31, 2014, the Company announced that its board of directors approved the termination of the registration of its common stock under the Securities Exchange Act of 1934. The Company expects to file a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about August 4, 2014. The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended upon filing of the Form 15. Once the Form 15 is effective, which is expected to occur within 90 days of filing, the obligations of the Company to file proxy materials and other reports with the SEC will also be suspended.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable

(b)	Pro forma financial information. Not Applicable

(c)	Shell company transactions. None

(d)	Exhibits. 99.1 Press Release dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

DATE: July 31, 2014	By:	/s/ Donn Claussen
Donn Claussen
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

99.1	Press release dated July 31, 2014.